Exhbit 23.9

Danny Tolmer, P.Eng. (British Columbia)

Snowden Optiro

Suite 310 – 221 W Esplanade

North Vancouver, BC, V7M 3J3

CONSENT OF QUALIFIED PERSON

I, Danny Tolmer, state that I am responsible for preparing or supervising the preparation of part(s) of the Technical Report Summary, titled ‘El Pilar Project S-K 1300 Technical Report Summary Feasibility Study’ with an effective date of December 31, 2021, as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)	I consent to the public filing of the Technical Report Summary by Southern Copper Corporation (”the “Company”);

(b)	The Technical Report Summary was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s annual report on Form 10-K for the year ended December 31, 2025 (the “10-K”);

(c)	I consent to the use of my name, or any quotation from or summarization in the 10-K of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the 10-K, and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereto (Registration No. 333-150982) (collectively, the “Registration Statements”); and

(d)	I confirm that I have read the portions of the 10-K relating to the parts of the Technical Report Summary for which I am responsible, and that such portions of the 10-K fairly and accurately reflect such information.

Dated at Vancouver, BC, this 26th day of February, 2026

/s/ Danny Tolmer

________________________________________________

Danny Tolmer, P.Eng. (British Columbia, No. 33590 EGBC Certificate)

Michael Pegnam, P.E., (Arizona)

WSP USA Inc.

177 N Church Avenue, Suite 1105, Tucson, AZ 85701

CONSENT OF QUALIFIED PERSON

I, Michael Pegnam, state that I am responsible for preparing or supervising the preparation of part(s) of the Technical Report Summary, titled ‘titled ‘El Pilar Project S-K 1300 Technical Report Summary Feasibility Study’ with an effective date of December 31, 2021, as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)	I consent to the public filing of the Technical Report Summary by Southern Copper Corporation (”the “Company”);

(b)	The Technical Report Summary was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s annual report on Form 10-K for the year ended December 31, 2025 (the “10-K”);

(c)	I consent to the use of my name, or any quotation from or summarization in the 10-K of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the 10-K, and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereto (Registration No. 333-150982) (collectively, the “Registration Statements”); and

(d)	I confirm that I have read the portions of the 10-K relating to the parts of the Technical Report Summary for which I am responsible, and that such portions of the 10-K fairly and accurately reflect such information.

Dated at Tucson, Arizona, this 26th day of February, 2026

/s/ Michael Pegnam

________________________________________________

Michael Pegnam, Registered Professional Engineer - Arizona, U.S. (Registration No. 33800)

Ronald Turner MAusIMM (CP Geo.)

WSP Mining S.A.

Magdalena 181, Piso 3, Las Condes, Santiago, Chile

CONSENT OF QUALIFIED PERSON

I, Ronald Turner, state that I am responsible for preparing or supervising the preparation of part(s) of the Technical Report Summary, titled ‘El Pilar Project S-K 1300 Technical Report Summary Feasibility Study’ with an effective date of December 31, 2021, as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)	I consent to the public filing of the Technical Report Summary by Southern Copper Corporation (”the “Company”);

(b)	The Technical Report Summary was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s annual report on Form 10-K for the year ended December 31, 2025 (the “10-K”);

(c)	I consent to the use of my name, or any quotation from or summarization in the 10-K of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the 10-K, and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statements on Form S-8 and any amendments thereto (Registration No. 333-150982) (collectively, the “Registration Statements”); and

(d)	I confirm that I have read the portions of the 10-K relating to the parts of the Technical Report Summary for which I am responsible, and that such portions of the 10-K fairly and accurately reflect such information.

Dated at Santiago, Chile, this 26th day of February, 2026

/s/ Ronald Turner MAusIMM

________________________________________________

Ronald Turner MAusIMM No. 302538, (CP Geo.)

Alberto Bennett, P.E.

M3 Engineering & Technology Corp.

2051 W. Sunset Rd., Suite 101

Tucson, Arizona 85704

February 26, 2026

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Southern Copper Corporation (“the Company”)

I, Alberto Bennett, in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and any amendments or supplements and/or exhibits thereto (the “Form 10-K”) consent to:

a)	The incorporation by reference by the Company and use of the technical report titled “El Pilar Project S-K 1300 Technical Report Summary – Feasibility Study” (the “Technical Report Summary”), with an effective date of December 31, 2021 and dated February 28, 2022, which was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 10-K;
b)	The use of and references to my name including my status as an expert or “qualified person” (as defined by Subpart 1300 of Regulation S-K promulgated by U.S. Securities and Exchange Commission), in connection with the Form 10-K and the Technical Report Summary; and
c)	The use of information derived, summarized, quoted or referenced from the Technical Report Summary, or section thereof, that were prepared by me, that I supervised the preparation of and/or that were reviewed and approved by me, that are included or incorporated by reference in the Form 10-K.

d)	I also consent to the incorporation by reference of the Technical Report Summary in the Company’s

Registration Statement on Form S-3 (Registration No. 333-203237) and Registration Statement on Form S-

8 and any amendments thereof (Registration No. 333-150982) (collectively, the “Registration Statement”) of the above items as included in the Form 10-K.

I am a qualified person and this consent pertains to the following Sections of the Technical Report Summary, which I have authored:

Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.15, 1.16,1.17, 1.18, 1.19, 1.20, 1.21, 1.22.2, 1.23.2, 2, 3, 4, 5, 7.3, 9.2.2, 9.2.3, 15,

16, 17, 18 (except 18.1.2, 18.2.2), 19, 20, 21, 22 (except 22.1.2, 22.1.3, 22.2.1, 22.2.2), 23.1, 23.5, 24, 25.4, and 25.6.

I certify that I have read the Form 10-K and that it fairly and accurately represents the information in the Technical

Report Summary for which I am responsible.

_______/s/ Alberto Bennett. P.E._______

Alberto Bennett, P.E.

President

M3 Engineering & Technology Corp.